Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT REPORTS $213.1 MILLION IN REVENUE FOR THE FOURTH FISCAL QUARTER OF 2004

RED BANK, N. J., Nov. 4, 2004 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced revenues of $213.1 million for the fourth quarter of fiscal 2004, which ended Oct. 1, 2004. The company’s fourth fiscal quarter performance was consistent with its revised outlook provided on Sept. 30, 2004.

The merger of Conexant and GlobespanVirata was completed on Feb. 27, 2004. Since then, results have been reported on a combined-company basis. Certain financial comparisons in this press release present combined-company results with pre-merger Conexant-only results.

Fourth fiscal quarter 2004 revenues of $213.1 million decreased 20 percent from the third fiscal quarter revenues of $267.6 million. Fourth fiscal quarter 2004 revenues increased 29 percent over fourth fiscal quarter 2003 revenues of $164.7 million as a result of the merger. The net loss for the fourth quarter of fiscal 2004 was $367.5 million, or $0.79 per diluted share, compared to net income of $37.2 million, or $0.12 per diluted share, in the fourth quarter of fiscal 2003, and a net loss of $71.4 million, or $0.15 per diluted share, in the third quarter of fiscal 2004. Included in the fourth quarter of fiscal 2004 net loss is a $256.0 million non-cash charge for the impairment of deferred tax assets.

Fiscal year 2004 revenues of $901.9 million increased 50 percent over fiscal 2003 revenues of $600.0 million as a result of the merger. The net loss for fiscal 2004 was $541.6 million, or $1.39 per diluted share, compared to a net loss in fiscal 2003 of $705.3 million, or $2.56 per diluted share. The net loss in fiscal 2003 includes a $728.9 million loss from discontinued operations.

Conexant provides pro forma results as a supplement to financial statements based on generally accepted accounting principles (GAAP). Conexant uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the GAAP results from continuing operations and pro forma net income is included in the accompanying financial data.

Fourth fiscal quarter 2004 pro forma operating loss was $9.6 million, or 4.5 percent of revenues, compared to a pro forma operating profit of $6.7 million in the year-ago quarter, and a pro forma operating profit of $8.1 million in the third quarter of fiscal 2004. On a pro forma basis, net loss for the fourth quarter of 2004 was $0.02 per diluted share, compared to a net profit of $0.03 per diluted share in the fourth quarter of 2003.

For fiscal year 2004, pro forma net profit was $40.6 million, or $0.09 per diluted share, compared to fiscal 2003 pro forma net profit of $28.6 million, or $0.10 per diluted share.

“Conexant’s sequential decline in revenues to $213.1 million in the fourth fiscal quarter was largely due to excess channel inventory that resulted from lower-than-expected customer demand,” said Armando Geday, Conexant’s chief executive officer. “As is often the case during an inventory correction, our revenue decline was exacerbated by average selling price erosion caused by an unfavorable product mix as newer, more valuable products were slower to ramp. While our visibility continues to be limited, we remain confident in Conexant’s long-term prospects.”

Gross margin for the fourth fiscal quarter of 2004 was 40 percent of net revenues. Pro forma operating expenses for the quarter were $95.1 million, an improvement of $9.3 million or 9 percent compared to pro forma operating expenses of $104.4 million for the third fiscal quarter of 2004. The company’s cash, cash equivalents and short- and long-term investments totaled $439.7 million at the end of the quarter.

First Fiscal Quarter 2005 Outlook

Beginning in the first quarter of fiscal 2005, Conexant will no longer assume conversion of its convertible debt for purposes of pro forma reporting. As a result, interest expense from the company’s convertible debt will be included in other expenses, and shares represented by the convertible debt will be excluded from the fully diluted share count when calculating pro forma earnings per share.

“For the first quarter of fiscal 2005, we expect Conexant revenues to be down sequentially, to a range between $175 million and $185 million as a result of continued excess inventory consumption,” Geday said. “We anticipate that we will again generate gross margins of approximately 40 percent of revenues, and we expect pro forma operating expenses to decline to $93 million for the quarter as we complete previously announced expense-reduction initiatives. Finally, we anticipate that our pro forma non-GAAP net loss per share will range from $0.06 to $0.07, based on approximately 475 million fully diluted shares.”

Note to Editors, Analysts and Investors

Conexant’s conference call will take place on Thursday, Nov. 4, 2004, at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time.

To listen to the conference call via telephone, dial 866-710-0179 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir.

Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 877-919-4059 (domestic) or 334-323-7226 (international); pass code: 40301677.

About Conexant

Conexant’s innovative semiconductor solutions are driving broadband communications, enterprise networks and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11a/b/g-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlugSM and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

Conexant is a fabless semiconductor company that recorded more than $900 million in revenues in fiscal year 2004. The company has approximately 2,400 employees worldwide, and is headquartered in Red Bank, N.J. To learn more, please visit us at www.conexant.com.

Safe Harbor Statement

This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation; and the risk that the businesses of Conexant and GlobespanVirata will not be integrated successfully, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

CONEXANT SYSTEMS, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

Three months ended		Year ended
	Sept. 30,		Sept. 30,	Sept. 30,		Sept. 30,
	2004		2003	2004		2003

Net revenues	$213,123		$164,703	$901,854		$599,977
Cost of goods sold		127,681	92,592		523,129	338,161

Gross margin		85,442	72,111		378,725	261,816
Operating expenses:
Research and development (including non-cash stock compensation of $2,233 and $5,364 for the three and twelve months ended September 30, 2004, respectively, and $33 and $477 for the three and twelve months ended September 30, 2003, respectively)		72,766	41,527		239,971	159,354
Selling, general and administrative (including non-cash stock compensation of $744 and $1,773 for the three and twelve months ended September 30, 2004, and $0 and $1,272 for the three and twelve months ended September 30, 2003, respectively)		35,692	23,955		125,474	93,426
Amortization of intangible assets		8,205	914		20,769	3,437
In-process research and development	—		—		160,818	—
Special charges (See Note 1)		15,388	4,794		29,801	18,379

Total operating expenses		132,051	71,190		576,833	274,596

Operating income (loss)	(46,609)		921	(198,108)		(12,780)
Gain on extinguishment of debt	—		—	—		(42,021)
Other (income) expense, net		78,517	(34,977)		99,808	5,808

Income (loss) before income taxes	(125,126)		35,898	(297,916)		23,433
Provision (benefit) for income taxes		242,365	(1,314)		243,733	(129)

Income (loss) from continuing
operations	(367,491)		37,212	(541,649)		23,562
Discontinued operations, net of tax	—		—	—		(728,877)

Net income (loss)	$(367,491)		$37,212	$(541,649)		$(705,315)

Income (loss) per share, basic:
Continuing operations		$(0.79)	$0.14		$(1.39)	$0.09
Discontinued operations	—		—	—		(2.72)

Net income (loss)		$(0.79)	$0.14		$(1.39)	$(2.63)

Income (loss) per share, diluted:
Continuing operations		$(0.79)	$0.12		$(1.39)	$0.09
Discontinued operations	—		—	—		(2.65)

Net income (loss)		$(0.79)	$0.12		$(1.39)	$(2.56)

Number of shares used in per share computation-basic		467,556	273,241		389,630	268,586

Number of shares used in per share computation-diluted	467,556		303,488	389,630		275,230

The consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from Feb. 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Note 1 — Special charges consist of asset impairments, restructuring charges, integration costs, other special items and gains and losses on the disposal of certain operating assets.

CONEXANT SYSTEMS, INC.
Pro Forma (Non-GAAP) Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended		Year ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2004	2003	2004	2003

Net revenues	$213,123	$164,703	$901,854	$599,977
Cost of goods sold	127,681	92,592	522,317	338,161

Gross margin	85,442	72,111	379,537	261,816

Operating expenses:
Research and development	64,495	41,467	227,827	158,799
Selling, general and administrative	30,574	23,942	115,874	92,117

Total operating expenses	95,069	65,409	343,701	250,916

Pro forma operating income (loss)	(9,627)	6,702	35,836	10,900
Other income, net	(944)	(2,684)	(6,854)	(17,527)

Pro forma income (loss) before income taxes	(8,683)	9,386	42,690	28,427
Provision (benefit) for income taxes	698	(1,314)	2,066	(129)

Pro forma net income (loss)	$(9,381)	$10,700	$40,624	$28,556

Basic income (loss) per share pro forma (non-GAAP)	$(0.02)	$0.04	$0.10	$0.10

Diluted income (loss) per share pro forma (non-GAAP)	$(0.02)	$0.03	$0.09	$0.10

Number of shares used in per share computation — basic — pro forma (non-GAAP)	492,897	292,742	412,612	286,007

Number of shares used in per share computation — diluted — pro forma (non-GAAP)	494,676	315,625	430,880	292,651

The pro forma (non-GAAP) consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from Feb. 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Pro forma operating income (loss), pro forma net income (loss), and basic and fully diluted income (loss) per share pro forma (non-GAAP) excludes certain non-cash and special items related to operations, certain non-operating gains and losses and interest expense on the convertible subordinated notes. The company believes these measures of income provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of income are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

Basic weighted-average shares of common stock outstanding assume conversion of $711.8 million of convertible subordinated notes at their applicable conversion prices. Diluted weighted-average shares of common stock outstanding also includes the effect of outstanding options and warrants using the treasury stock method.

A reconciliation of consolidated statements of operations, shares and per share information as determined under generally accepted accounting principles with the pro forma net income (loss), pro forma share and per share information presented above is presented in the following table.

CONEXANT SYSTEMS, INC.
Reconciliation of Consolidated Statements of Operations to
Pro Forma (Non-GAAP) Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

Three months ended		Year ended
	Sept. 30,	Sept. 30,		Sept. 30,	Sept. 30,
	2004	2003		2004	2003

Income (loss) from continuing operations (unaudited)	$(367,491)		$37,212	$(541,649)	$23,562
Non-cash and special items:
Amortization of intangible assets	8,205		914	20,769	3,437
In-process research and development	—	—		160,818	—
IP litigation support costs	2,680	—		5,274	—
Special charges (See Note 2)	15,388		4,794	29,801	18,379
Stock compensation	2,977		33	7,137	1,749
Transitional salaries and benefits (See Note 3)	7,732	—		9,020	—
Gain on debt extinguishment	—	—		—	(42,021)
Interest expense on convertible subordinated notes	8,180		6,473	29,877	27,862
Payroll taxes associated with stock options exercised by employees	—		40	313	115
Equity in losses (earnings) of equity method investees	(1,672)		(114)	(14,422)	3,119
Unrealized loss (gain) on note receivable from Skyworks	—		(11,234)	6,292	(9,402)
Unrealized loss (gain) on Mindspeed warrant	54,284		(30,230)	92,663	(30,230)
Inventory impairment	—	—		812	—
Environmental charge	376		1,202	376	1,202
Federal income tax refund	(14,749)	—		(14,749)	—
Impairment of deferred tax assets	255,738	—		255,738	—
Loss (gain) on sales of investments and assets	6,148		(3,390)	(20,869)	(8,618)
Write-down of investments	12,823		5,000	13,423	39,402

Pro forma net income (loss)	$(9,381)		$10,700	$40,624	$28,556

Income (loss) per share, basic:
Income (loss) from continuing operations (GAAP)	$(0.79)		$0.14	$(1.39)	$0.09
Non-cash and special items	0.77		(0.10)	1.49	0.01

Pro forma (non-GAAP) income (loss)	$(0.02)		$0.04	$0.10	$0.10

Income (loss) per share, diluted:
Income (loss) from continuing operations (GAAP)	$(0.79)		$0.12	$(1.39)	$0.09
Non-cash and special items	0.77		(0.09)	1.48	0.01

Pro forma (non-GAAP) income (loss)	$(0.02)		$0.03	$0.09	$0.10

Number of shares used in per share computation – basic (GAAP)	467,556	273,241		389,630	268,586
Assumed conversion of convertible subordinated notes	25,341		19,501	22,982	17,421

Number of shares used in per share computation – basic — pro forma (non-GAAP)	492,897		292,742	412,612	286,007
Effect of stock options and warrants	1,779		22,883	18,268	6,644

Number of shares used in per share				====================	====================
computation — diluted — pro forma (non-GAAP)	494,676		315,625	430,880	292,651

Note 2 — Special charges consist of asset impairments, restructuring charges, integration costs, other special items and gains and losses on the disposal of certain operating assets.

Note 3- Transitional salaries and benefits of $7,732 and $9,020 for the three months and year ended Sept. 30, 2004 represent amounts earned by employees, from the beginning of each period presented, who have been notified of their termination as part of our restructuring activities. Included in the above amounts are $295 of facilities related costs.

CONEXANT SYSTEMS, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2004	2003

ASSETS

Current assets:
Cash and cash equivalents (See Note 4)	$139,031	$76,186
Marketable securities (See Note 4)	163,040	99,283
Receivables, net	185,037	79,557
Inventories	194,754	59,548
Deferred income taxes	—	13,600
Mindspeed warrant-current portion	3,599	—
Other current assets	20,768	26,524

Total current assets	706,229	354,698
Property, plant and equipment, net	55,741	36,310
Goodwill	708,544	56,865
Intangible assets, net	135,241	12,506
Deferred income taxes	—	241,260
Mindspeed warrant	23,000	119,230
Marketable securities-long term (See Note 4)	137,604	—
Other assets	114,163	110,838

Total assets	$1,880,522	$931,707

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$143,187	$55,909
Accrued compensation and benefits	40,423	28,865
Restructuring and reorganization liabilities	22,427	12,091
Other current liabilities	62,390	24,816

Total current liabilities	268,427	121,681
Convertible subordinated notes	711,825	581,825
Other liabilities	68,883	61,435

Total liabilities	1,049,135	764,941

Shareholders’ equity	831,387	166,766

Total liabilities and shareholders’ equity	$1,880,522	$931,707

The consolidated condensed balance sheet at Sept. 30, 2004 includes the assets and liabilities at fair value of GlobespanVirata, Inc. and allocation of purchase price to intangibles and goodwill as of Feb. 27, 2004, the date of the company’s merger with GlobespanVirata, adjusted for subsequent changes.

Note 4 – Total cash, cash equivalents and marketable securities at Sept. 30, 2004 and at Sept. 30, 2003 are as follows:

	Sept. 30,	Sept. 30,
	2004	2003

Cash and cash equivalents	$139,031	$76,186
Skyworks 15% convertible senior subordinated notes	—	55,566
Equity securities- Skyworks Solutions, Inc. (6.2 million shares at September 30, 2004, 0.5 million shares at September 30, 2003)	61,767	4,576
Equity securities- SiRF Technologies, Inc. (5.9 million shares at September 30, 2004)	87,509	—
Other short-term marketable securities (primarily mutual funds, domestic government agencies and corporate debt securities)	13,764	39,141
Long-term marketable securities (primarily domestic government agencies and corporate		—
debt securities)	137,604	—

	$439,675	$175,469

CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

Three months ended			Year ended
	Sept. 30,	Sept. 30,		Sept. 30,	Sept. 30,
	2004	2003		2004	2003

Selected Data—From Continuing Operations
(See Note 5):
Depreciation (See Note 6)	$4,814		$3,252	$16,151	$16,828
Capital expenditures	3,641		6,289	17,563	19,844
Revenues By Region:
Americas	$23,822		$18,145	$101,264	$68,738
Asia-Pacific	167,236		128,474	721,693	481,055
Europe, Middle East and Africa	22,065		18,084	78,897	50,184

	$213,123	$164,703		$901,854	$599,977

	March 31,

Note 5 — Continuing operations excludes the discontinued Mindspeed Technologies Internet infrastructure business which was spun off in June 2003.

Note 6	- Does not include amortization of intangible assets, as applicable.